UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

INVESTVIEW INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No Fee required
☐		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.
☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INVESTVIEW INC.

12 South 400 West

Salt Lake City, UT 84101

(888) 217-8720

INFORMATION STATEMENT

PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

The enclosed information statement is being furnished on or about December 20, 2017, to the stockholders of record on December 18, 2017 (the “Record Date”), of Investview Inc., a Nevada corporation. The purpose of the Information Statement is to notify our stockholders that on November 14, 2017, our board of directors and the holders of our outstanding capital stock having a majority of the voting power adopted resolutions to amend our articles of incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share, from 2,000,000,000 shares to 10,000,000,000 shares. The actions to be taken pursuant to the written consent will be taken on or about January 10, 2018, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors of
INVESTVIEW INC.

/s/ Ryan Smith
Ryan Smith, Director

/s/ Annette Raynor
Annette Raynor, Director

/s/ Chad Miller
Chad Miller, Director

Salt Lake City, Utah

December 20, 2017

INVESTVIEW INC.

12 South 400 West

Salt Lake City, UT 84101

(888) 217-8720

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

INTRODUCTION

This Information Statement is being furnished to the stockholders of Investview Inc., a Nevada corporation, to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about December 20, 2017, and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on December 18, 2017, was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment to our articles of incorporation to increase our authorized shares of common stock, par value $0.001 per share, from 2,000,000,000 shares to 10,000,000,000 shares (the “Recapitalization”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of November 14, 2017, our authorized capitalization consisted of 2,000,000,000 shares of common stock, of which 1,920,688,781 shares were issued and outstanding. Holders of our common stock have no preemptive rights to acquire or subscribe to any additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on January 10, 2018.

We have asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our common stock as of the Record Date and will reimburse these persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

ABOUT THE INFORMATION STATEMENT

Who is entitled to notice?

Each outstanding share of common stock as of record on the Record Date is entitled to notice of each matter to be voted upon pursuant to consents or authorizations.

What constitutes the voting shares of our company?

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Approval of the Recapitalization requires the vote of the holders of a majority of the common stock. As November 14, 2017, 1,920,688,781 shares of common stock were issued and outstanding.

What vote is required to approve the actions?

The affirmative vote of a majority of the outstanding shares of our common stock is required for approval of the Recapitalization.

What corporate matters did the stockholders vote on and how did they vote?

On November 14, 2017, our board of directors adopted resolutions to implement the Recapitalization and to recommend that our stockholders vote in favor of the Recapitalization. Stockholders holding 971,944,710 shares of our common stock, or 50.6% of our outstanding shares of common stock, voted in favor of the Recapitalization. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Recapitalization is required.

What is the reason for the increase in authorized shares?

We have entered into a number of agreements, and anticipate entering into others, that would require us to issue more shares than are currently authorized. Those agreements are more fully described below under Recent Agreements. We believe that these agreements will allow us to substantially expand the products we make available to our members and provide us with additional financial resources going forward.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of December 4, 2017, the number and percentage of outstanding shares of common stock owned by: (i) each person known to us who owns more than 5% of the outstanding common stock; (ii) each named executive officer and director; and (iii) and all of our executive officers and directors as a group:

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)

Principal Stockholders:
CR Capital Holdings LLC(3)	649,444,710	33.8%
Wealth Engineering LLC(4)	112,500,000	5.9
Wealth Colony LLC(5)	101,900,708	5.3

Directors:
Chad Miller, Chairman(3)	649,444,710	33.8
Ryan Smith, CEO and Director(3)	649,444,710	33.8
Annette Raynor, COO and Director(4)(6)	217,500,000	11.3
Mario Romano, Co-Founder and Treasurer(4)(7)	217,500,000	11.3
William C. Kosoff, Acting CFO	4,940,540	*

All Officers and Directors as a group (4 Persons)(3)(4)	976,885,250	50.9%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Investview Inc., 12 South 400 West, Salt Lake City, UT 84101.
(2)	Applicable percentage ownership is based on 1,920,688,781 shares of common stock outstanding as of November 14, 2017, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power for securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 14, 2017, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	CR Capital Holdings LLC acquired 649,444,710 shares of common stock upon the closing of the Contribution Agreement with members of Wealth Generators pursuant to which we acquired Wealth Generators. Our directors Ryan Smith and Chad Miller each own 50% of CR Capital Holdings LLC and, as a result, have voting and dispositive control of these shares. Therefore, they are deemed to be the beneficial owners of our shares of common stock.
(4)	Wealth Engineering LLC, 745 Hope Road, Eatontown, NJ 07724, acquired 408,501,693 shares of our common stock upon the closing of the Contribution Agreement. All but 112,500,000 of those shares have now been distributed to its members. These shares are owned by all members of Wealth Engineering LLC. Our officers Mario Romano and Annette Raynor are two of its members. In addition, Mr. Romano is the CEO of Wealth Engineering and co-founded Wealth Generators in 2013, and Ms. Raynor serves as the COO of Wealth Engineering LLC. Combined Mr. Romano and Ms. Raynor have voting and shared dispositive control of these shares.
(5)	Wealth Colony LLC, 745 Hope Road, Eatontown, NJ 07724, acquired 101,900,321 shares of our common stock upon the closing of the Contribution Agreement. There are multiple owners of Wealth Colony LLC.
(6)	In addition to the 112,500,000 shares owned by Wealth Engineering LLC, Ms. Raynor owns 105,000,000 shares personally.
(7)	In addition to the 112,500,000 shares owned by Wealth Engineering LLC, Mr. Romano owns 105,000,000 shares personally.

No director, executive officer, affiliate, or other owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO

INCREASE OUR AUTHORIZED SHARES

On November 14, 2017, our board of directors and stockholders holding a majority of our issued and outstanding shares of common stock, respectively, approved an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 2,000,000,000 to 10,000,000,000 (the “Recapitalization”). We currently have authorized capital stock of 2,000,000,000 shares of common stock, of which 1,920,688,781 shares were outstanding as of November 14, 2017. Our board of directors believes that the Recapitalization will permit us to proceed with certain agreements that we have entered into (which are discussed in more detail below) and will provide greater flexibility for such purposes as additional equity financings and stock-based acquisitions.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. The Recapitalization will not alter the current number of issued and outstanding shares of our common stock. The relative rights and limitations of the shares of common stock will remain unchanged.

As of December 20, 2017, we have reserved an aggregate of: 250,000 shares of common stock for our 2012 Incentive Stock Plan, 25,000,000 shares of common stock for our 2017 Long Term Incentive Plan, and approximately 6,298,771 shares of common stock for other outstanding derivative securities. The Recapitalization would enable us, without further stockholder approval, to issue shares of common stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs, and other corporate purposes.

The Recapitalization could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares of common stock. The Recapitalization could have an anti-takeover effect, in that additional shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares of common stock could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares of common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our articles of incorporation, bylaws, employment agreements, credit agreements, or any other documents that have material anti-takeover consequences. Additionally, we do not have any plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. Our board is not aware of any attempt, or contemplated attempt, to acquire control of us, and the Recapitalization is not being presented with the intent that it be used as a type of anti-takeover device.

Stockholders should recognize that, as a result of the Recapitalization, they will own a smaller percentage of our total authorized shares of common stock than they presently own, and their interests will be diluted as a result of any issuances contemplated by us in the future.

Recent Agreements

Henry Marsh

We have a preliminary agreement with Henry Marsh, under which Mr. Marsh will serve as a member of our board of directors and as our Ambassador of Goodwill. Mr. Marsh has purchased 25 million shares of our common stock for $0.01 per share, and we will grant an additional 8,333,333 shares of our common stock to him as compensation for his agreement to serve in those capacities. For each six months of satisfactory performance as an independent contractor to us, we will pay him a bonus of $125,000 in common stock, issued at the market price as of the date of issue. Using the market price of $0.0699 per share on December 1, 2017, as an example, we would issue an additional 1,788,269 shares of common stock to Mr. Marsh at the end of each six-month period.

Westmyn Technology Services, Inc.

Under the terms of our Product Contribution Agreement with Westmyn Technology Services Inc., entered into on November 13, 2017, we will obtain an exclusive license to certain technology that we will make available to our distributors. We agreed to grant 25,000,000 shares of our common stock to Westmyn Technology Services Inc. upon execution of the agreement. Based upon certain revenue performance milestones, Westmyn may earn up to an additional 75,000,000 shares of common stock under the agreement.

Priam Technologies, Inc.

Under the terms of our Product Contribution Agreement with Priam Technologies, Inc., we will obtain an exclusive license to certain technology that we will make available to our distributors. We agreed to grant 25,000,000 shares of common stock to Priam upon execution of the agreement. Based upon certain revenue performance milestones, Priam may earn up to an additional 150,000,000 shares of common stock under the agreement.

Binnacle Research Marketing, Inc.

Under the terms of our Exclusive License Agreement with Binnacle Research Marketing, Inc., we will actually license the technology addressed in the Priam agreement. We agreed to grant 20,000,000 shares of common stock to Binnacle upon execution of the agreement. Based upon certain revenue performance milestones, Binnacle may earn up to an additional 20,000,000 shares of common stock under the agreement.

HODO Mania Inc.

Under the terms of our Contribution and Exchange Agreement with HODO Mania Inc., we acquired certain contracts and a member database from HODO Mania for an initial payment of $50,000 in shares of common stock, calculated at the closing price of the stock on the day the assets are successfully transferred, which has not yet occurred. The agreement includes earn-out provisions that might result in the issuance of up to an additional 200,000,000 shares of our common stock.

Hyten Global, LLC

We are currently negotiating an agreement with Hyten Global LLC, under which we would acquire Hyten’s contract rights to a certain travel product together with Hyten’s member database. Under the terms of the proposed agreement, we would be required to issue 35,000,000 shares to Hyten at closing and up to an additional 200,000,000 shares under certain earn-out provisions.

The following table sets forth the number of shares we may be required to issue after the recapitalization if all earn-out provisions are fulfilled:

	After 14C	After Earnout		Total Shares Outstanding

Issued and outstanding before 14C	1,920,688,781	-		1,920,688,781

Westmyn Technology Services Inc.	25,000,000	75,000,000		2,020,688,781

Priam Technologies, Inc.	25,000,000	150,000,000		2,195,688,781

Binnacle Research Marketing, Inc.	20,000,000	20,000,000		2,235,688,781

HODO Mania, Inc.	-	200,000,000	(1)	2,435,688,781

Hyten Global, LLC	35,000,000	200,000,000		2,670,688,781

(1)	Does not include $50,000 worth of shares to be issued upon successful transfer of the assets, which we currently estimate to be approximately 700,000 shares.

Yorkville Advisors

On December 6, 2017, we entered into three different agreements with affiliates of Yorkville Advisors.

Under a Securities Purchase Agreement, we agreed to issue 20,000,000 shares to D-Beta One EQ, Ltd. in exchange for $650,000 in cash. We also entered into a Registration Rights Agreement with D-Beta One EQ, under which we will register the resale of these 20,000,000 shares. The first 10,000,000 shares were issued for $325,000. The second 10,000,000 shares will be issued for an additional $325,000 once the increase in our authorized shares is effective and the registration statement has been filed with the U.S. Securities and Exchange Commission.

The second agreement is a Standby Equity Distribution Agreement with YAII PN, Ltd. Under that agreement, Yorkville agreed to purchase up to $5,000,000 of our common stock at our request during the 36 months following the date of the agreement. The shares will be purchased at 87.5% of the market price and will be subject to certain limitations, including that YAII PN, Ltd., cannot purchase any shares that would result in it owning more than 4.99% of our common stock. We paid another affiliate of Yorkville, YA Global II SPV LLC, a commitment fee of $300,000, payable in 4,273,504 shares of common stock calculated using the lowest volume weighted average price of our common stock as of the date of the agreement. The following table sets forth the number of shares we may be required to issue at various market prices, giving effect to the discount, as contemplated by this second agreement:

Assumed Market Price	Assumed Market Price Discounted at 87.5%	Total Purchase Price	Number of Shares to be Issued

$0.11	$0.096	$5,000,000	52,083,333
0.09	0.079	5,000,000	63,291,139
0.07	0.061	5,000,000	81,967,213
0.05	0.044	5,000,000	113,636,364
0.03	0.026	5,000,000	192,307,692

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Recapitalization, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Principal Stockholders.”

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. To request a separate copy, please contact us at (888) 217-8720 or 12 South 400 West, Salt Lake City, UT 84101.

By Order of the Board of Directors of
INVESTVIEW INC.

/s/ Ryan Smith
Ryan Smith, Director

/s/ Annette Raynor
Annette Raynor, Director

/s/ Chad Miller
Chad Miller, Director

Salt Lake City, Utah

December 20, 2017